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                                                                    Exhibit 10.3









                              EMPLOYMENT AGREEMENT



                        DATED AS OF NOVEMBER _____, 1998



                                     BETWEEN


                            TECH 2000 WORLDWIDE, INC.


                                       AND


                                ROGER J. FALCIONE
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                                TABLE OF CONTENTS

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1.  EMPLOYMENT..............................................................................................     1
2.  FULL TIME OCCUPATION....................................................................................     1
3.  COMPENSATION AND OTHER BENEFITS.........................................................................     1
    (a)      Salary.........................................................................................     1
    (b)      Bonus..........................................................................................     1
    (c)      Stock Options..................................................................................     1
    (d)      Fringe Benefits................................................................................     2
    (e)      Reimbursement..................................................................................     2
4.  TERM OF EMPLOYMENT......................................................................................     2
    (a)      Employment Term................................................................................     2
    (b)      Termination Under Certain Circumstances........................................................     2
             (i)      Death.................................................................................     2
             (ii)     Disability............................................................................     2
             (iii)    Unilateral Decision of Employer.......................................................     2
             (iv)     Unilateral Decision by Employee.......................................................     2
             (v)      For "Cause\...........................................................................     2
    (c)      Result of Termination..........................................................................     3
5.  COMPETITION AND CONFIDENTIAL INFORMATION................................................................     3
    (a)      Interests to be Protected......................................................................     3
    (b)      Non-Competition................................................................................     3
    (c)      Non-Solicitation of Employees..................................................................     3
    (d)      Confidential Information.......................................................................     3
    (e)      Return of Books and Papers.....................................................................     4
    (f)      Disclosure of Information......................................................................     4
    (g)      Assignment.....................................................................................     4
    (h)      Equitable Relief...............................................................................     4
    (i)      Restrictions Separable.........................................................................     4
6.  MISCELLANEOUS...........................................................................................     4
    (a)      Notices........................................................................................     4
    (b)      Indulgences; Waivers...........................................................................     5
    (c)      Controlling Law................................................................................     5
    (d)      Binding Nature of Agreement....................................................................     5
    (e)      Execution in Counterpart.......................................................................     5
    (f)      Provisions Separable...........................................................................     5
    (g)      Entire Agreement...............................................................................     5
    (h)      Paragraph Headings.............................................................................     5
    (i)      Number of Days.................................................................................     5
7.  SUCCESSORS AND ASSIGNS..................................................................................     6


                                      -i-
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                              EMPLOYMENT AGREEMENT


                  THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the _____ day of November, 1998, by and between ACTION INTERACTIVE, INC., an Arizona corporation ("Employer"), and ROGER J. FALCIONE ("Employee").

                                    RECITALS

                  WHEREAS, Employee currently serves as President and Chief Executive Officer of Tech 2000 Worldwide, Inc., a Massachusetts corporation ("Tech 2000"); and

                  WHEREAS, Employer is a wholly owned subsidiary of Action Performance Companies, Inc., an Arizona Corporation ("Action"); and

                  WHEREAS, Tech 2000 is to be merged with and into Employer pursuant to an Agreement and Plan of Reorganization of even date herewith by and among Action, Employer, Tech 2000, and the shareholders of Tech 2000; and

                  WHEREAS, Employer desires to employ Employee, and Employee desires to accept such employment, upon the terms and conditions contained herein.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants set forth in this Agreement, the parties hereto agree as follows:

                  1. EMPLOYMENT.

                  Employer hereby employs Employee, and Employee hereby accepts such employment, as its Vice President of New Media and in such other capacities and for such other duties and services as shall from time to time be mutually agreed upon by Employer and Employee.

                  2. FULL TIME OCCUPATION.

                  Employee shall devote Employee's entire business time, attention, and efforts to the performance of Employee's duties under this Agreement, shall serve Employer faithfully and diligently, and shall not engage in any other employment while employed by Employer.

                  3. COMPENSATION AND OTHER BENEFITS.

                           (a) SALARY. Employer shall pay to Employee, as full
compensation for the services rendered by Employee during Employee's employment under this Agreement, a salary at a rate of $150,000 per annum (the "Base Salary") to be paid in equal weekly installments, or in such other periodic installments upon which Employer and Employee shall mutually agree. The Base Salary shall be reviewed annually and may be increased by Employer in the sole discretion of Employer's management authorized to make such decisions or Employer's Board of Directors.

                           (b) BONUS. Employee shall be eligible to receive an
annual bonus in an amount up to 30% of the Base Salary determined in accordance with Employer's management bonus plan.

                           (c) STOCK OPTIONS. Employee shall be granted
qualified stock options under one of Action's stock option plans to purchase a total of 20,000 shares of Action's Common Stock at any time or from time to time within six years of the date of grant, such options to vest one-third on each of the first, second, and third anniversaries of the date of grant, provided, however, that such options shall vest and become exercisable on the foregoing dates only if Employee's employment with Employer, Action, or any other wholly owned subsidiary of Action has not terminated prior to such dates. The exercise price for such options shall equal the closing sales price of Action's Common Stock on the Nasdaq National Market as of the date of this Agreement. Any options granted pursuant to this Section 3(c) that have not vested prior to the termination of Employee's employment with Employer will be forfeited immediately upon the termination of employment for any reason.

                           (d) FRINGE BENEFITS. Employee shall be entitled to
participate in any group insurance, pension, retirement, vacation, expense reimbursement or other plans, programs, or benefits approved by Employer's Board of Directors and made available from time to time to employees of Employer with similar responsibilities during the term of Employee's employment hereunder. The foregoing shall not obligate Employer to adopt or maintain any particular plan, program, or benefit.

                           (e) REIMBURSEMENT. Employer shall reimburse Employee
for all travel and entertainment expenses and other ordinary and necessary business expenses incurred by Employee in connection with the business of Employer and Employee's duties under this Agreement pursuant to Employer's reimbursement policy, a copy of which is attached as Exhibit A hereto.

                  4. TERM OF EMPLOYMENT.

                           (a) EMPLOYMENT TERM. The term of this Agreement shall
be for a period of three years commencing as of the date hereof.

                           (b) TERMINATION UNDER CERTAIN CIRCUMSTANCES.
Notwithstanding anything to the contrary herein contained:

(i) DEATH. Employee's employment shall be automatically terminated, without notice, effective upon the date of Employee's death.

                                    (ii) DISABILITY. Employer may, at its option
and upon written notice to Employee, terminate Employee's employment as a result of "Total and Permanent Disability" (as defined below) effective on the date of that notice. For purposes of this Agreement, the term "Total and Permanent Disability" shall mean such physical or mental condition of Employee that renders Employee incapable of performing Employee's duties for a period of more than 90 consecutive days or for 90 days within any 180-day period; provided, however, that Employee shall not be terminated for Total and Permanent Disability until a qualified and independent (i.e., having no prior affiliations with Employer, or Employee, Action or any Action affiliate) medical specialist provides written confirmation, after examination, that Employee is totally and permanently incapacitated such that Employee can no longer perform Employee's duties hereunder. In the event that Employee is a "qualified individual with a disability," as defined in the Americans With Disabilities Act, Employer shall not terminate Employee's employment hereunder if Employee is able to perform the essential functions of Employee's job with reasonable accommodation from Employer.

                                    (iii) UNILATERAL DECISION OF EMPLOYER.
Employer may, at its option, upon written notice to Employee, terminate Employee's employment effective on the date of that notice.

                                    (iv) UNILATERAL DECISION BY EMPLOYEE.
Employee may, at his option and upon written notice to Employer, terminate Employee's employment effective on the date of that notice.

                                    (v) FOR "CAUSE". Employer may, at its option
and upon written notice to Employee, terminate Employee's employment for "Cause" (as defined below) effective on the date of that notice. For purposes of this Agreement, the term "Cause" shall mean (i) the failure or inability (other than as a consequence of any illness, accident or other disability, as confirmed by competent medical evidence) of Employee to perform Employee's duties hereunder for a period in excess of 60 days in a manner reasonably satisfactory to Employer's Board of Directors, provided the decision of the Board of Directors is not arbitrary or capricious and is not made in bad faith; or (ii) "Serious Misconduct" of Employee (as defined below). For purposes of this Agreement, the term "Serious Misconduct" shall mean embezzlement or misappropriation of corporate funds; acts of Dishonesty (as defined below); activities harmful to the reputation of Employer (other than as a consequence of good faith decisions made by Employee in the normal performance of Employee's duties hereunder); the conviction of or the plea by Employee to any criminal felony offense (other than those arising within the scope of Employee's employment hereunder, of which offenses Employee was not personally aware or did not personally and knowingly order in violation of the law, and other than a traffic or other offense that in the sole discretion of the Board of Directors of


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Employer does not affect Employee's position as an Employee of Employer) or any criminal felony offense involving dishonesty or moral turpitude; the refusal to perform the duties assigned to Employee pursuant to this Agreement (unless such duties shall be unlawful); or the breach of any of the terms or conditions contained in this Agreement. For purposes of this Agreement, the term "Dishonesty" shall mean the varnishing of any information, reports, documents or certificates by Employee to Employer which Employee knew or reasonably should have known to be false or misleading.

                           (c) RESULT OF TERMINATION. In the event of the
termination of Employee's employment pursuant to Sections 4(b)(i) or (ii) above, Employee's estate or Employee, as the case may be, shall be entitled to receive an amount equal to Employee's Base Salary as provided in Section 3(a) above for a period of six months after such termination. In the event of the termination of Employee's employment pursuant to Section 4(b)(iii) above, Employee shall continue to receive Employee's Base Salary for the remainder of the term of this Agreement. In the event of the termination of Employee pursuant to Section 4(b)(iv) or (v) above, Employee shall receive no further compensation under this Agreement.

                  5. COMPETITION AND CONFIDENTIAL INFORMATION.

                           (a) INTERESTS TO BE PROTECTED. As used in this
Section 5, the term "Employer" shall include Employer, Action, and any of Action's other wholly or partially owned subsidiaries as of the date of this Agreement or formed or acquired after the date of this Agreement. The parties acknowledge that Employee will perform essential services for Employer, its employees, and its stockholders during the term of Employee's employment with Employer. Employee will be exposed to, have access to, and work with, a considerable amount of Confidential Information (as defined below). The parties also expressly recognize and acknowledge that the personnel of Employer have been trained by, and are valuable to, Employer and that Employer will incur substantial recruiting and training expenses if Employer must hire new personnel or retrain existing personnel to fill vacancies. The parties expressly recognize that it could seriously impair the goodwill and diminish the value of Employer's business should Employee compete with Employer in any manner whatsoever. The parties acknowledge that this covenant has an extended duration; however, they agree that this covenant is reasonable and it is necessary for the protection of Employer, its stockholders, and employees. For these and other reasons, and the fact that there are many other employment opportunities available to Employee if he should terminate his employment, the parties are in full and complete agreement that the following restrictive covenants are fair and reasonable and are entered into freely, voluntarily, and knowingly. Furthermore, each party was given the opportunity to consult with independent legal counsel before entering into this Agreement.

                           (b) NON-COMPETITION. During the term of Employee's
employment with Employer and for the period ending two years after the termination of Employee's employment with Employer, regardless of the reason therefor, Employee shall not (whether directly or indirectly, as owner, principal, agent, stockholder, director, officer, manager, employee, partner, participant, or in any other capacity) engage or become financially interested in any "Competitive Business" (as defined below) conducted within the Restricted Territory (as defined below). As used herein, the term "Competitive Business" shall mean any business relating to the design, creation, development, implementation, maintenance, or distribution of, or consulting services related to, Internet web-sites and related content relating to or associated with motorsports or automobile racing. Because Employee's duties involve services related to the "World Wide Web," as used herein the term "Restricted Territory" shall mean the world.

                           (c) NON-SOLICITATION OF EMPLOYEES. During the term of
Employee's employment and for a period of two years after the termination of Employee's employment with Employee, regardless of the reason therefor, Employee shall not directly or indirectly, for himself, or on behalf of, or in conjunction with, any other person, company, partnership, corporation, or governmental entity, seek to hire or hire any of Employer's personnel or employees for the purpose of having any such employee engage in services that are the same as or similar or related to the services that such employee provided for Employer.

                           (d) CONFIDENTIAL INFORMATION. Employee shall maintain
in strict secrecy all confidential or trade secret information relating to the business of Employer (the "Confidential Information") obtained by Employee in the course of Employee's employment, and Employee shall not, unless first authorized in writing by Employer, disclose to, or use for Employee's benefit or for the benefit of, any person, firm, or entity at any time either during or subsequent to the term of Employee's employment, any Confidential Information, except

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as required in the performance of Employee's duties on behalf of Employer. For purposes hereof, Confidential Information shall include without limitation any materials, trade secrets, knowledge, or information with respect to management, operational, or investment policies and practices of Employer; any business methods or forms; any names or addresses of customers or suppliers or data on customers or suppliers; and any business policies or other information relating to or dealing with the management, operational, or investment policies or practices of Employer.

                           (e) RETURN OF BOOKS AND PAPERS. Upon the termination
of Employee's employment with Employer for any reason, Employee shall deliver promptly to Employer all files, lists, books, records, manuals, memoranda, drawings, and specifications; all cost, pricing, and other financial data; all other written or printed materials that are the property of Employer (and any copies of them); and all other materials that may contain Confidential Information relating to the business of Employer, which Employee may then have in Employee's possession, whether prepared by Employee or not.

                           (f) DISCLOSURE OF INFORMATION. Employee shall
disclose promptly to Employer, or its nominee, any and all ideas, designs, processes, and improvements of any kind relating to the business of Employer, whether patentable or not, conceived or made by Employee, either alone or jointly with others, during working hours or otherwise, during the entire period of Employee's employment with Employer or within six months thereafter.

                           (g) ASSIGNMENT. Employee hereby assigns to Employer
or its nominee, the entire right, title, and interest in and to all inventions, discoveries, and improvements, whether patentable or not, that Employee may conceive or make during Employee's employment with Employer, or within six months thereafter, and which relate to the business of Employer.

                           (h) EQUITABLE RELIEF. In the event a violation of any
of the restrictions contained in this Section 5 is established, Employer shall be entitled to preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits, and other benefits arising from such violation, which right shall be cumulative and in addition to any other rights or remedies to which Employer may be entitled. In the event of a violation of any provision of subsection (b), (c), (f), or (g) of this Section, the period for which those provisions would remain in effect shall be extended for a period of time equal to that period beginning when such violation commenced and ending when the activities constituting such violation shall have been finally terminated in good faith.

                           (i) RESTRICTIONS SEPARABLE. If the scope of any
provision of this Agreement (whether in this Section 5 or otherwise) is found by a Court to be too broad to permit enforcement to its full extent, then such provision shall be enforced to the maximum extent permitted by law. The parties agree that the scope of any provision of this Agreement may be modified by a judge in any proceeding to enforce this Agreement, so that such provision can be enforced to the maximum extent permitted by law. Each and every restriction set forth in this Section 5 is independent and severable from the others, and no such restriction shall be rendered unenforceable by virtue of the fact that, for any reason, any other or others of them may be unenforceable in whole or in part.

                  6. MISCELLANEOUS.

                           (a) NOTICES. All notices, requests, demands, and
other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made, and received (i) if personally delivered, on the date of delivery, (ii) if by facsimile transmission, upon receipt, (iii) if mailed, three days after deposit in the United States mail, registered or certified, return receipt requested, postage prepaid, and addressed as provided below, or (iv) if by a courier delivery service providing overnight or "next-day" delivery, on the next business day after deposit with such service addressed as follows:

                                    (1)     If to Employer:
                                            4707 E. Baseline Road
                                            Phoenix, Arizona 85040
                                            Attention: President


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                                            with a copy given in the manner
                                            prescribed above, to:

                                            O'Connor, Cavanagh, Anderson,
                                               Killingsworth & Beshears, P.A.
                                            One East Camelback Road
                                            Phoenix, Arizona 85012
                                            Attention: Robert S. Kant, Esq.

                                    (2)     If to Employee:

                                            1095 Turnpike Street
                                            Canton, Massachusetts 02021

Either party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section 6 for the giving of notice.

                           (b) INDULGENCES; WAIVERS. Neither any failure nor any
delay on the part of either party to exercise any right, remedy, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege preclude any other or further exercise of the same or of any other right, remedy, power, or privilege, nor shall any waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power, or privilege with respect to any other occurrence. No waiver shall be binding unless executed in writing by the party making the waiver.

                           (c) CONTROLLING LAW. This Agreement and all questions
relating to its validity, interpretation, performance and enforcement, shall be governed by and construed in accordance with the laws of the state of Arizona, notwithstanding any Arizona or other conflict-of-interest provisions to the contrary.

                           (d) BINDING NATURE OF AGREEMENT. This Agreement shall
be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, and assigns, except that no party may assign or transfer such party's rights or obligations under this Agreement without the prior written consent of the other party.

                           (e) EXECUTION IN COUNTERPART. This Agreement may be
executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of the parties reflected hereon as the signatories.

                           (f) PROVISIONS SEPARABLE. The provisions of this
Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

                           (g) ENTIRE AGREEMENT. This Agreement contains the
entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, inducements and conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

                           (h) PARAGRAPH HEADINGS. The paragraph headings in
this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

                           (i) NUMBER OF DAYS. In computing the number of days
for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays, and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday, or holiday, then the final day shall be deemed to be the next day that is not a Saturday, Sunday, or holiday.


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                  7. SUCCESSORS AND ASSIGNS.

                  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto; provided that because the obligations of Employee hereunder involve the performance of personal services, such obligations shall not be delegated by Employee. For purposes of this Agreement, successors and assigns of Employer shall be limited to any individual, corporation, trust, partnership, or other entity that acquires a majority of the stock or assets of Employer by sale, merger, consolidation, liquidation, or other form of transfer. Employer will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of Employer to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Employer would be required to perform it if no such succession had taken place. Without limiting the foregoing, unless the context otherwise requires, the term "Employer" includes all subsidiaries of Employer.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]


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                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                           ACTION INTERACTIVE, INC.



                                           By:    /s/ Lonnie P. Boutte
                                                --------------------------------
                                           Its:   President
                                               ---------------------------------

                                           /s/  Roger J. Falcione
                                           -------------------------------------
                                           ROGER J. FALCIONE


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